SCHEDULE 14A
                               (RULE 14A-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
              EXCHANGE ACT OF 1934 (AMENDMENT NO.              )

     Filed by the Registrant   /x/
     Filed by a Party other than the Registrant   /  /
     Check the appropriate box:
     / /  Preliminary Proxy Statement     /  / Confidential, for Use of the
                                               Commission Only (as permitte
                                               Rule 14a-6(e)(2))
     /x/  Definitive Proxy Statement
     / /  Definitive Additional Materials
     / /  Soliciting Matieral Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                           BELCO OIL & GAS CORP.
------------------------------------------------------------------------------
             (Name of Registrant as Specified in its Charter)
------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /x/  No fee required.
     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0.11.
     (1)  Title of each class of securities to which transaction applies:
------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
------------------------------------------------------------------------------
     (5)  Total fee paid:
------------------------------------------------------------------------------
     / /  Fee paid previously with preliminary materials.
     / / Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previuosly. Indentify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previuosly Paid:
------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
------------------------------------------------------------------------------
     (3)  Filing Party:
------------------------------------------------------------------------------
     (4)  Date Filed:
------------------------------------------------------------------------------


                            BELCO OIL & GAS CORP.
                        767 Fifth Avenue, 46th Floor
                          New York, New York  10153
                               (212) 644-2200



April 11, 1997




Dear Shareholders:

     On behalf of your Board of Directors and management, I cordially invite you to attend the 1997 Annual Meeting of Shareholders of Belco Oil & Gas Corp. to be held on Tuesday, May 13, 1997, at 11:00 a.m., at 522 Fifth Avenue (at 44th Street), Room LPR 1 & 2, New York, New York.

     The principal items of business will be the election of seven directors, the ratification of Arthur Andersen LLP as independent accountants, the approval and ratification by the shareholders of the Belco Oil & Gas Corp. 1996 Performance Unit Plan and the approval and ratification of the 1996 grant of 3,000 stock options to each of the five Non-Employee Directors.

     Information about the nominees as well as other important information is set forth in the accompanying Notice of Annual Meeting and Proxy Statement, which you are urged to read.

     It is important that your shares be represented at the meeting whether or not you plan to attend and regardless of the number of shares you own. Accordingly, please sign, date and mail promptly the enclosed proxy in the return envelope.

     Thank you for your continued support.

                              Sincerely,



                              ROBERT A. BELFER
                              Chairman of the Board and
                              Chief Executive Officer




                               BELCO OIL & GAS CORP.
                           767 Fifth Avenue, 46th Floor
                             New York, New York  10153
                                  (212) 644-2200

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                               Tuesday, May 13, 1997

TO OUR SHAREHOLDERS:

     The 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Belco Oil & Gas Corp., a Nevada corporation (the "Company"), will be held on Tuesday, May 13, 1997, at 11:00 a.m., New York time at 522 Fifth Avenue (at 44th Street), Room LPR 1 & 2, New York, New York, for the following purposes:

     1. To elect seven directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

     2. To ratify the Board of Directors' appointment of Arthur Andersen LLP., independent public accountants, as the Company's auditors for the year ending December 31, 1997;

     3. To approve and ratify the Belco Oil & Gas Corp. 1996 Performance Unit Plan;

     4. To approve and ratify the April 24, 1996 grant of 3,000 Non-Employee Director Stock Options to each of the five non-employee directors; and

     5. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     Holders of record of Belco Oil & Gas Corp. Common Stock at the close of business on March 28, 1997, will be entitled to notice of and to vote at the meeting or any adjournment(s) thereof.

     You are cordially invited to attend the Annual Meeting. Shareholders who do not expect to attend the meeting are requested to sign and return the enclosed Proxy, for which a postage-paid, return envelope is enclosed. The Proxy must be signed and returned in order to be counted.

                              By Order of the Board of Directors,


                              LAURENCE D. BELFER
                              President, Chief Operating Officer
                              and Secretary

New York, New York
April 11, 1997


                            BELCO OIL & GAS CORP.
                        _____________________________

                               PROXY STATEMENT
                        _____________________________

                     1997 ANNUAL MEETING OF SHAREHOLDERS
                          To be Held on May 13, 1997

                             GENERAL INFORMATION

     The enclosed proxy (the "Proxy") is solicited by and on behalf of the Board of Directors of Belco Oil & Gas Corp., a Nevada corporation (the "Company" or "Belco"), to be used at the 1997 Annual Meeting of its Shareholders (the "Annual Meeting") to be held on Tuesday, May 13, 1997 at 11:00 a.m. New York time at 522 Fifth Avenue (at 44th Street), Room LPR 1 & 2, New York, New York, or at any adjournment(s) thereof. The mailing address of the principal executive offices of the Company is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     This Proxy Statement and the related Proxy are first being mailed to the shareholders of the Company on or about April 11, 1997.

     Any shareholder giving a Proxy may revoke it at any time provided written notice of such revocation is received by the Secretary of the Company before such Proxy is voted; otherwise, if received in time, properly completed Proxies will be voted at the meeting in accordance with the instructions specified thereon. Shareholders attending the meeting may revoke their Proxies and vote in person.

     The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (a) by execution and submission of a revised Proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, the shares represented by the Proxies will be voted at the Annual Meeting.

     The Company's Secretary will appoint inspectors of election to tabulate all votes and to certify the results of all matters voted upon at the Annual Meeting.

     The Board of Directors has established March 28, 1997 as the record date (the "Record Date") to determine shareholders entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, 31,582,300 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were outstanding. Each share of Common Stock is entitled to one vote. The holders of a majority of the outstanding shares of Common Stock, present in person or by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

     The Company's Annual Report to Shareholders for the year ended December 31, 1996, including financial statements, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy soliciting material.

     The cost of any solicitation of Proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of Proxies by telephone, telegraph or personal interview. The Company will request banks and brokers or other similar agents or fiduciaries to transmit the proxy materials to the beneficial owners for their voting instructions and will reimburse them for their expenses in doing so.

                                     1

                                 ITEM 1.

                         ELECTION OF DIRECTORS

     At the Annual Meeting, seven directors are to be elected to hold office until the next succeeding annual meeting of the shareholders and until their respective successors have been elected and qualified. All of the nominees are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named. Election of directors shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by Proxy and entitled to vote at the Annual Meeting. Under Nevada law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved. Shareholders may not cumulate their votes in the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors. The following information regarding the nominees, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.

GRAHAM ALLISON, 57
Director since 1996

Dr. Allison is the Douglas Dillon Professor of Government and the Director of the Center for Science and International Affairs at Harvard University. From August 1993 to March 1994, he served as Assistant Secretary of Defense for Policy and Plans and continues to serve as Special Advisor to the Secretary of Defense. From 1977 to 1989, Dr. Allison was Dean of Harvard's John F. Kennedy School of Government. He was a founding member of the Trilateral Commission and a Director of the Council on Foreign Relations. He also formerly served as a Director of the Getty Oil Company. Dr. Allison is currently a Director of New England Securities and the Taubman Companies.

DANIEL C. ARNOLD, 67
Director since 1996

Mr. Arnold served as Director of Farm Home Savings Association from February 1989 until June 1994, and as Chairman, President and Chief Executive Officer from February 1989 until October 1991. From January 1983 through April 1988, he served as a Director and President, and from August 1985, Chairman of First City Bancorporation of Texas, Inc. Currently he serves as a Director of Parkway Properties, Inc., U.S. Physical Therapy, Inc., and is engaged primarily in managing personal investments.

ROBERT A. BELFER, 62
Director since 1996

Since March 1996 Mr. Belfer has been Chairman of the Board and Chief Executive Officer of the Company. From March 1996 to April 1, 1997, Mr. Belfer was also President of the Company. Mr. Belfer began his career at Belco Petroleum Corporation ("BPC") in 1958 and became Executive Vice President in 1964, President in 1965 and Chairman of the Board in 1984. BPC merged with InterNorth, Inc. (now Enron Corp. ("Enron")) in 1983. Following the merger, Mr. Belfer became Chief Operating Officer of BelNorth Petroleum Corp. He resigned from his position with InterNorth in 1986 to pursue personal investments. In April 1992, Mr. Belfer founded and served as Chairman, President and Chief Executive Officer of the predecessor of the Company. In addition to his position at the Company, Mr. Belfer serves on the boards of Enron, EOTT Energy Corp., and NAC Re Corporation.

                                     2

LAURENCE D. BELFER, 30
Director since 1996

Since April 1, 1997, Mr. Belfer has been President and, since March 1996, Chief Operating Officer and Secretary of the Company. From March 1996 to April 1, 1997, Mr. Belfer was Executive Vice-President. He joined the predecessor of the Company as Vice President in September 1992. He was promoted to Executive Vice President in May 1995 and Chief Operating Officer in December 1995. He is a founder and Chairman of Harvest Management, Inc., a private money management firm.

ALAN D. BERLIN, 57
Director since 1996

Mr. Berlin is a partner in the law firm of Aitken Irvin Lewin Berlin Vrooman & Cohn, LLP, where he specializes in international energy matters, taxation and corporate law. For over five years prior to joining the firm in 1995, he was engaged in the private practice of law. Mr. Berlin also serves as a Director and Secretary of Chaparral Resources, Inc. Mr. Berlin was previously a special consultant to the United Nations Department of Technical Cooperation for Development and the Center for Transnational Corporations (1989-1994).
Mr. Berlin has been appointed an Honorary Associate of the Centre for Petroleum and Mineral Law and Policy at the University of Dundee, Scotland, and is a member of the Association of International Petroleum Negotiators.
Mr. Berlin was employed in various positions with BPC from 1977 to 1985 with his last position being President of BPC Peru.

JACK SALTZ, 66
Director since 1996

Mr. Saltz is a private investor in oil and gas, real estate development and other industries. He is President of OTS Corp., a private real estate development company. He is also President of Highpro Corp., a private firm that invests in oil and gas exploration projects. Mr. Saltz was a major stockholder of BPC and served BPC as Director and Senior Vice President.

GEORGIANA SHELDON-SHARP, 73
Director since 1996

Ms. Sheldon-Sharp has over 30 years of experience in the executive and legislative branches of the federal government, as well as politics and private business. Her areas of expertise include defense, foreign affairs and fossil and nuclear energy. She served as Acting Chairman and Commissioner of the FERC from 1977 to 1985 and served on the Board of Directors of Enron from 1985 to 1993. Ms. Sheldon-Sharp served on the Board of Trustees of Keuka College and the Federal Woman's Award, Inc. and is presently a member of the Executive Committee of the United States Energy Association World Energy Conference.

     Laurence D. Belfer is the son of Robert A. Belfer. Jack Saltz is the brother-in-law of Robert A. Belfer and the uncle of Laurence D. Belfer.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held four regularly scheduled meetings during the Company's fiscal year ended December 31, 1996. The Board of Directors has standing audit, compensation, executive and stock option committees.

     AUDIT COMMITTEE. The Audit Committee, which currently consists of Graham Allison, Daniel C. Arnold and Georgiana Sheldon-Sharp, is responsible for recommending to the Board of Directors each year the engagement of a firm of independent auditors to review the Company's accounting and internal control systems and principal accounting policies and procedures and overseeing the entire independent audit function. On April 24, 1996, Georgiana Sheldon-Sharp was appointed to the Audit Committee by resolution of the Board of Directors at which time Alan D. Berlin resigned his position as a member of the Audit Committee. The Audit Committee did not meet separately from the Board of Directors during the fiscal year ended December 31, 1996 and met once during the first quarter of 1997.

                                       3

     COMPENSATION COMMITTEE. The Compensation Committee, which currently consists of Robert A. Belfer, Alan D. Berlin and Jack Saltz, is responsible for determining the salaries of the officers of the Company. The Compensation Committee did not meet separately from the Board of Directors during the fiscal year ended December 31, 1996 and met once during the first quarter of 1997.

     EXECUTIVE COMMITTEE. The Executive Committee, which currently consists of Robert A. Belfer, Laurence D. Belfer and Jack Saltz, is responsible for aiding and assisting the Company's management in the day-to-day operation of the Company. The Executive Committee did not meet separately from the Board of Directors during the fiscal year ended December 31, 1996.

     STOCK OPTION COMMITTEE. The Stock Option Committee, which currently consists of Alan D. Berlin and Jack Saltz, is responsible for the administration of the Stock Incentive Plan and the Performance Unit Plan. The Stock Option Committee did not meet separately from the Board of Directors during the fiscal year ended December 31, 1996 but took action by unanimous written consent 22 times in 1996.

     During the year ended December 31, 1996, each Director attended at least 75% of the total number of meetings of the Board and the committees on which the Director served, other than Graham Allison who attended 66 2/3% of the total number of meetings.


                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The table below sets forth as of the Record Date (i) the name and address of each person known by management to own beneficially more than 5% of the Company's outstanding Common Stock, the number of shares beneficially owned by each such shareholder and the percentage of outstanding shares owned and (ii) the number and percentage of outstanding shares of Common Stock beneficially owned by each of the Company's director nominees and executive officers listed in the Summary Compensation Table below and by all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                    4

     The Company knows of no one who beneficially owns in excess of five percent of a class of the Company's Common Stock except as set forth in the table below.

                                             COMMON STOCK
                                             ------------

                             Amount and Nature of
   Name and Address of    Beneficial Ownership as of
    Beneficial Owner          March 28, 1997(1)          Percent of Class
    ----------------          -----------------          -----------------

Robert A. Belfer**                12,267,165(2)               38.85%
767 Fifth Avenue, 46th Floor
New York, New York  10153

Renee E. Belfer                    5,882,179(3)               18.62%
767 Fifth Avenue, 46th Floor
New York, New York  10153

Laurence D. Belfer**               2,674,296(4)               8.46%
767 Fifth Avenue, 46th Floor
New York, New York  10153

Jack Saltz**                       2,042,828(5)(6)(9)         6.47%
767 Fifth Avenue, 46th Floor
New York, New York  10153

Saltz Investment Group             1,924,248                  6.09%
767 Fifth Avenue, 46th Floor
New York, New York  10153

Robert A. Belfer 1983              1,642,040                  5.20%
Grantor Trust
767 Fifth Avenue, 46th Floor
New York, New York  10153

Shiv K. Sharma                      284,054(7)                  *

Philip A. Epstein                   219,419(7)                  *

Dominick J. Golio                   108,212(7)(8)               *

Graham Allison**                     21,000(9)                  *

Daniel C. Arnold**                   22,000(9)(10)              *

Alan D. Berlin**                      2,500(9)                  *

Georgiana H. Sheldon**                2,000(9)                  *

All directors and executive
officers as a group              17,728,317(11)             56.04%
________________________________
*  Less than 1%
** Director

(1) Under the regulations of the Securities and Exchange Commission, shares are deemed to be "beneficially owned" by a person if he or she directly or indirectly has or shares the power to vote or dispose of such shares, whether or not he or she has any pecuniary interest in such shares, or if he or she has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right.

(2) Does not include shares owned by Robert A. Belfer's spouse, children or trusts of which his children or grandchildren are beneficiaries, totaling 10,091,079 shares, of which he disclaims beneficial ownership. Includes 100,000 shares held by Robert A. Belfer as Trustee of the Robert A. and Renee E. Belfer Family Foundation of which he disclaims beneficial ownership.

(3) Renee E. Belfer is the spouse of Robert A. Belfer and mother of Laurence D. Belfer. Includes 1,510,338 shares held by trusts of which Renee E. Belfer is sole trustee and the beneficiaries of which are her children. Includes 1,642,040 shares held by the Robert A. Belfer 1983 Grantor Trust of which Renee E. Belfer is co-trustee and has shared voting and investment power.

(4) Includes 557,674 shares held by a trust of which Laurence D. Belfer is sole trustee and the beneficiaries of which are Laurence D. Belfer and his two sisters.

(5) Includes 1,924,248 shares held by Saltz Investment Group, LLC, a limited liability company of which Mr. Saltz is sole managing director.

(6) Does not include 259,644 shares held by trusts of which Mr. Saltz's wife is trustee and the beneficiaries of which are his children, and of which he disclaims beneficial ownership.

(7)  Includes options to purchase 6,000 shares of Common Stock.

(8) Does not include 6,150 shares owned by Dominick J. Golio's spouse and children, of which he disclaims beneficial ownership.

                                    5

(9)  Includes options to purchase 1,000 shares of Common Stock.

(10) Does not include 5,000 shares owned by Mr. Arnold's spouse, of which he disclaims beneficial ownership. Includes 20,000 shares owned by two limited partnerships of which Mr. Arnold is the Managing General Partner and has shared voting and investment power.

(11) Does not include 6,152,853 shares owned by the spouses of the directors and officers as a group. If included, the total number of shares owned by the directors and officers as a group would be 23,881,170 which would constitute 75.61% of the class of stock.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and subsequent changes with the Securities and Exchange Commission. The Company believes that all reports required to be filed by such persons under Section 16(a) with respect to 1996 transactions have been timely filed, except (i) the initial Form 3s for the Company's initial executive officers and directors were filed on April 1, 1996, (ii) the information required in the Form 3 for Steven J. Mueller, who was appointed Vice President Exploration - Western Region as of October 1, 1996, was reported in a Form 5 filed on February 15, 1997, and (iii) an amended Form 5 was filed on April 3, 1997, to reflect two reports on Form 4 that were not timely filed during 1996 by Dominick J. Golio, Vice-President - Finance, Chief Financial Officer and Treasurer covering nine purchase transactions by his spouse and children. The Common Stock was registered under the Exchange Act on March 26, 1996.

                         EXECUTIVE COMPENSATION
                         AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth for the fiscal year ending December 31, 1996, the cash compensation of (i) the Company's chief executive officer and
(ii) the other four most highly compensated executive officers of the Company, (collectively, the "Named Executive Officers").

                                                    Annual               Long-Term Compensation
                                                 Compensation                    Awards
                                                 ------------        -------------------------------
                                                                                         Securities
                                                                                         Underlying
                                                                     Restricted Stock   Options/SARs         All Other
                                         Year        Salary $          Awards ($)(2)    (# of shares)    Compensation ($)(1)
                                         ----       ---------       -----------------   -------------    -------------------

Robert A. Belfer                         1996        $112,500              ---               ---                 ---
 Chairman of the Board and
 Chief Executive Officer

Laurence D. Belfer                       1996        $153,569              ---              60,000             $4,750
 Director, President, Chief
 Operating Officer and Secretary

Shiv K. Sharma                           1996        $204,077            $95,000            30,000             $4,750
 Senior Vice President - Engineering

Dominick J. Golio                        1996        $176,658           $475,000            30,000             $1,145
 Vice President - Finance, Chief
 Financial Officer and Treasurer

Philip A. Epstein                        1996        $153,752           $76,000             30,000             $4,500
 Senior Financial and Legal
 Advisor and General Counsel

________________________________

(1) The amounts listed reflect amounts contributed or accrued by the Company on behalf of the Named Executive Officers under the Company's 401(k) profit sharing plan.

(2) The amounts listed reflect the value of Restricted Stock awards granted on March 25, 1996 ($19.00 per share), which vest 20% per year beginning at the first anniversary date of the grant. Holders of Restricted Stock are entitled to receive dividends, if and when declared by the Board of Directors.

                                        6

STOCK OPTIONS GRANTED IN 1996 AND YEAR-END VALUES

     The following table contains certain information concerning Incentive Stock Options and Non-Statutory Stock Options to purchase Common Stock granted in fiscal 1996, pursuant to the Company's 1996 Stock Incentive Plan, to the Named Executive Officers.

                                                                               Potential Realizable Value at
                                                                                Assumed Annual Rates of Stock
                                                                                Price Appreciation for Option
                       Individual Grants                                                   Terms (3)
--------------------------------------------------------------------------     ------------------------------
                      Number of    % of Total
                     Securities      Options
                     Underlying    Granted to    Exercise or
                      Options       Employees     Base Price    Expiration
      Name          Granted(#)(1)    in 1996     ($/share)(2)      Date              5%($)          10$($)
      ----          -------------  -----------   ------------   ----------          ------         -------
Robert A. Belfer         ---            ---            ---          ---               ---             ---

Laurence D. Belfer    60,000(4)        15.42%        $19.00     3/24/2006         $717,000.00     $1,816,800

Philip A. Epstein     26,250(5)         6.75%        $19.00     3/24/2006         $313,687.50       $794,850
                       3,750(4)          .96%        $19.00     3/24/2006          $44,812.50       $113,550
Dominick J. Golio     26,250(5)         6.75%        $19.00     3/24/2006         $313,687.50       $794,850
                       3,750(4)          .96%        $19.00     3/24/2006          $44,812.50       $113,550
Shiv K. Sharma        26,250(5)         6.75%        $19.00     3/24/2006         $313,687.50       $794,850
                       3,750(4)          .96%        $19.00     2/43/2006          $44,812.50       $113,550

__________________

(1) The options expire 10 years from the date of grant. Twenty percent of the options will vest on the first and each succeeding anniversary of the date of the grant.

(2) The exercise price of the options is the initial public offering price of the Common Stock

(3) Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of provisions of the option plan governing termination of options upon employment termination, transferability or vesting.

(4) These amounts represent non-statutory stock options granted under the Company's 1996 Stock Incentive Plan.

(5) These amounts represent incentive stock options granted under the Company's 1996 Stock Incentive Plan.

STOCK OPTION YEAR-END VALUES

     No options were exercised by the Company's executive officers during the fiscal year ended December 31, 1996. The following table sets forth information about the unexercised options to purchase Common Stock held by the Named Executive Officers at December 31, 1996.

                                        Number of Securities Underlying         Value of Unexercised In-the-Money
Name                                   Unexercised Options at 12/31/96(#)           Options at 12/31/96($)(1)
----                                   ----------------------------------       ---------------------------------
                                       Exercisable           Unexercisable      Exercisable         Unexercisable
                                       -----------           -------------      -----------         --------------

Robert A. Belfer                           ---                    ---               ---                   ---
Laurence D. Belfer                         ---                   60,000             ---               $502,500.00
Philip A. Epstein                          ---                   30,000             ---               $251,250.00
Dominick J. Golio                          ---                   30,000             ---               $251,250.00
Shiv K. Sharma                             ---                   30,000             ---               $251,250.00
___________________________

(1) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the Common Stock on the New York Stock Exchange on December 31, 1996 of $27.375 and the per share exercise price of the stock option.

                                       7

LONG-TERM INCENTIVE PLAN -- AWARDS IN 1996

PERFORMANCE UNIT PLAN

     The following table provides information concerning awards of performance units to the Named Executive Officers under the Belco Oil & Gas Corp. 1996 Performance Unit Plan (the "Performance Unit Plan") during 1996. The approval and ratification of the Performance Unit Plan by the Company's shareholder's will be voted upon at the 1997 Annual Meeting. See "Item 3. Approval of the Belco Oil & Gas Corp. 1996 Performance Unit Plan" below

                                                                                               Estimated Future Payouts
                                                       Performance or                Under Non-Stock Price-Based Plans
                                                            Other            ----------------------------------------------
                                                      Period Until
                                     Number of          Maturation or           Threshold          Target           Maximum
                                      Units(#)             Payout                  ($)              ($)               ($)
                                   -------------         -------------        ---------------   ---------------   ------------

Robert A. Belfer                        --                   --                    --               --                --
Laurence D. Belfer                    50,000(1)           4 years                $0.00           $50,000          $100,000
                                      50,000(2)           4 years                $0.00           $50,000          $100,000
Dominick J. Golio                     25,000(1)           4 years                $0.00           $25,000           $50,000
                                      25,000(2)           4 years                $0.00           $25,000           $50,000
Shiv K. Sharma                        25,000(1)           4 years                $0.00           $25,000           $50,000
                                      25,000(2)           4 years                $0.00           $25,000           $50,000
Philip A. Epstein                     25,000(1)           4 years                $0.00           $25,000           $50,000
                                      25,000(2)           4 years                $0.00           $25,000           $50,000

_______________________________

(1)     1996 Plan Year Grant
(2)     1997 Plan Year Grant

RESTRICTED STOCK AWARDS

     The following table provides information concerning awards of Restricted Stock that are subject to lapse of time restrictions under the Company's Stock Incentive Plan for fiscal year ending December 31, 1996. The Company's Stock Incentive Plan provides that Restricted Stock awards are subject to forfeiture restrictions which prohibit the transfer of such shares and contain an obligation by any employee who receives such Restricted Stock Award to forfeit and surrender the Restricted Stock to the Company upon the termination of employment. The forfeiture restrictions lapse twenty percent per year on the anniversary date of the award.

                                          Number of        Performance or Other
                                       Shares, Units or         Period Until
                                       Other Rights(#)       Maturation Payout
                                       ----------------    --------------------

             Robert A. Belfer                 --                      --
             Laurence D. Belfer               --                      --
             Dominick J. Golio              25,000                 5 years
             Shiv K. Sharma                  5,000                 5 years
             Philip A. Epstein               4,000                 5 years


DIRECTOR COMPENSATION

     Pursuant to the Company's 1996 Nonemployee Directors' Stock Option Plan (the "Directors' Plan"), directors of the Company who are not officers or employees of the Company or any of its subsidiaries ("Non-Employee Directors") will receive, as of the date of each annual meeting of the shareholders of the Company, a nonqualified stock option to purchase 3,000 shares of Common Stock. Each option will have an exercise price equal to the fair market value of the Common Stock on the New York Stock Exchange on the date of grant. The exercise price may be paid in cash, in shares of Common Stock having a fair market value equal to the purchase price thereof, or by a combination of such means of payment. The number of shares covered by each option and the exercise price per share will be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, or similar capital adjustment effected without receipt of consideration by the Company. The aggregate number of shares of Common Stock that may be issued pursuant to the

                                   8

exercise of options granted under the Directors' Plan cannot, on the date of the grant of any such option, exceed an amount equal to 0.5% of the number of then outstanding shares of Common Stock. Shares issuable pursuant to the Directors' Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose. Effective as of the Company's first Board of Directors Meeting, dated April 24, 1996, subject to shareholder approval (as described in Item 4 of this Proxy Statement), each of Messrs. Arnold, Berlin, Saltz, Dr. Allison and Ms. Sheldon-Sharp were granted an option to purchase 3,000 shares of Common Stock at an exercise price of $29.00 per share (the fair market value of the Common Stock on the New York Stock Exchange on such date) pursuant to the Directors' Plan.

     Options granted under the Directors' Plan will have a maximum term of ten years and will vest in three equal annual installments beginning on the first anniversary of the date of grant. Upon the occurrence of a "Change of Control" (defined in the Directors' Plan) while a Non-Employee Director is a member of the Board of Directors, or in the event that a Non-Employee Director's membership on the Board of Directors terminates by reason of death or disability, each option then held by such Non-Employee Director will be exercisable in full.

     During 1996, each Non-Employee Director of the Company received an annual retainer of $10,000 payable quarterly in arrears, and was reimbursed for expenses incurred in attending meetings of the Board of Directors and committees thereof.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

     The Compensation Committee's principal duties are to determine the salaries of the officers of the Company.

     Executive Compensation. The Committee believes that compensation of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but should also serve to align the interests of executive officers with those of shareholders. To achieve these ends, in addition to a competitive base salary, the Company has adopted long-term incentive compensation plans that are dependent upon the performance of the Company's Common Stock. The Compensation Committee does not currently intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); however, the Compensation Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company.

     Base Salary. While the Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain managers who are highly talented, the Committee has established a philosophy of generally providing moderate base salaries together with significant incentive compensation opportunities, primarily in the form of restricted stock and incentive stock options, in order to strongly emphasize pay-for-performance and align executive and shareholder economic returns. The specific competitive markets considered in determining base salaries depend on the nature and level of the positions in question and the labor markets from which qualified individuals would be recruited. The Committee intends to review the executive group's salaries on an annual basis and adjust them if they deviate substantially from salary levels implied by market data.

                                  9

     Performance Unit Plan and Stock Option Plan. The Performance Unit Plan and Stock Incentive Plan are administered by the Stock Option Committee.

     Performance Unit Plan The Company's Performance Unit Plan authorizes the Stock Option Committee to award Performance Units to employees of the Company prior to the beginning of each Plan Year. No employee may receive more than 250,000 Performance Units in any one Plan Year. A Performance Unit has a Performance Period which is four consecutive calendar years (sixteen quarters) beginning with and including the calendar year for which the Performance Unit is granted. Each Performance Unit has an initial value of $1.00. The payment value at the end of the Performance Period (or any other period as may be determined by the Stock Option Committee) will be based on the Company's Total Shareholder Return Ranking Position compared to that of a Performance Peer Group. If the Company ranks first, the Performance Unit is worth $2.00 and if the Company ranks lower than sixth the Performance Unit has no value. The Company must rank third to maintain the initial value of $1.00.

     Stock Incentive Plan The Company's Stock Incentive Plan authorizes the Stock Option Committee to award (the "Award") incentive stock options, nonstatutory stock options and restricted stock to employees of the Company. The aggregate maximum number of shares that may be issued pursuant to Awards granted under the Plan is 2,250,000 shares of Common Stock. The Committee determined that this number was comparable, as a percentage of outstanding stock, to the number of shares available for grant under stock option plans of the companies comprising the Peer Group. The Committee generally grants incentive stock options; however, in the case of the value of a grant of stock options totaling more than $500,000, the Stock Option Committee will grant the remainder as non-statutory stock options both at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. Options generally have ten-year terms, with exercise restrictions that lapse over a five-year period.

     The Stock Option Committee also grants awards of Restricted Stock which are shares of Common Stock that are subject to forfeiture under the circumstances specified by the Committee at the time of the award of such shares.

     Stock option grants are designed to align the long-term interests of the Company's employees with those of its shareholders by directly linking compensation to shareholder return, as well as by enabling employees to develop and maintain a significant, long-term equity ownership position in the Company. During 1996, options were granted to Messrs. Laurence D. Belfer, Philip A. Epstein, Shiv K. Sharma and Dominick J. Golio for the foregoing reasons and to provide such executive officers with further incentive with respect to the Company's future performance.

     401(k) Plan. Under the Company's 401(k) profit sharing plan, eligible employees are permitted to defer receipt of up to 15% of their compensation (subject to certain limitations imposed under the Code). The plan provides that a 50% match of up to 6% deferred of employee deferrals may be made by the Company in cash. The amounts held under the plan are to be invested among various investment funds maintained under the plan in accordance with the directions of each participant.

     Salary deferral contributions are 100% vested. Matching contributions are vested over a period of five years at the rate of 20% per year. If a participant terminates employment with the Company after attaining age 65 or by reason of death or disability, however, the participant will be fully vested in his or her share of Company matching contributions. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. In addition, hardship distributions to participants under the plan depends on the level of the participant's elective deferrals under the plan, the amount of company matching contributions made to the plan and the performance of the investment funds maintained under the plan in which contributions are invested.

                                   10

    Chief Executive Officer Compensation. The Company's executive compensation philosophy for the compensation of the Company's Chief Executive Officer, Robert A. Belfer, is a competitive, but conservative, base salary.

          Compensation Committee                  Stock Option Committee
          ----------------------                  ----------------------
          Robert A. Belfer                        Alan D. Berlin
          Alan D. Berlin                          Jack Saltz
          Jack Saltz

TRANSACTIONS WITH MANAGEMENT AND CERTAIN SHAREHOLDERS

     Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors and shareholders.

     The Company has entered into a substantial portion of its natural gas and crude oil commodity swap agreements and option agreements with Enron Capital & Trade Resources Corp. ("ECT"), a wholly owned subsidiary of Enron. Mr. Robert
A. Belfer is a member of the Board of Directors of Enron. These agreements were entered into in the ordinary course of business of the Company and are on terms that the Company believes are no less favorable than the terms of similar arrangements with third parties. Pursuant to the terms of these agreements ECT paid to the Company a net amount of approximately $5.243 million with respect to 1996. The amount of future payments (as well as whether payments will be made by the Company to ECT or vice versa) is affected by fluctuations in energy commodity prices. The Company believes that it and ECT will continue to enter into similar arrangements throughout 1997.

     The Company sells, from time to time, liquids products to ECT on a competitive basis. In addition, the Company entered into a six-month crude contract with EOTT Energy Corp. ("EOTT"), of which Mr. Robert A. Belfer is a director, pursuant to which the Company is paid a designated posted price plus a premium.

     In 1995 the Company engaged Midway Partners LLC ("Midway") to serve as advisor to the Company regarding certain financial matters including the initial public offering of the Company's Common Stock (the "Offering"). Philip A. Epstein, the Senior Financial and Legal Advisor and General Counsel of the Company, is one of two managing partners and principals of Midway. In connection with such engagement, the Company paid Midway an advisory fee of $50,000. Following consummation of the Offering, in April 1996 the Company paid Midway an additional amount of $200,000. The total fees payable to Midway were calculated as the lesser of $250,000 or 0.25% of the transaction value. The Company believes that the terms of the Midway fee arrangement compare favorably to the terms which might have been available form a non-affiliated party.

     In December 1995 the Company acquired an interest in the East Texas Cotton Valley Reef Play. During 1996, the Company drilled one dry hole, conducted a 3-D seismic survey and subsequently relinquished its interest in the prospect. The Company expended approximately $7.9 million on the East Texas Cotton Valley Reef Play. Daniel C. Arnold, a Director of the Company, is the managing partner of partnerships that are investors in the entity which sold the Company its interest in the East Texas Cotton Valley Reef Play.

     Certain officers and employees of the Company have loans outstanding to the Company. These loans were made to enable such persons to finance their purchase of interests in oil and gas properties prior to the Offering. As part of the Offering such persons were issued shares of Common Stock in exchange for their interests pursuant to the Combination Agreement (the "Combination"). The loans remain outstanding and are secured by certain of such shares of Common Stock. The loans have been modified to provide for final maturity after three years from the date of the Combination, which occurred on March 29, 1996, and all outstanding principal will be due at such date. The loans may be prepaid at any time at the option of the borrower. Each borrower will have the option of repaying such loan in cash or with shares of Common Stock. If a borrower chooses to repay with Common Stock, the shares to be used for such purpose will be valued based on the then fair market value of the Common Stock. The interest rate on each of the loans is at the prime rate, as announced from time to time, of The Chase Manhattan Bank. Interest will accrue during the first two years of such loans but the payment of interest will not be required during such period. After such two year period, cash payments of interest will be required quarterly until the loan is repaid. The officers of the Company who have received such loans, and the principal amounts of their loans plus accrued interest as applicable as of December 31, 1996 are as follows: Dominick J. Golio -- $256,923.00, Shiv K. Sharma -- $411,028.00, and George Sheffer -- $106,775.00.

                                    11

     The officers of the Company have other business positions that they will continue to pursue independent of the Company; however, none of these interests are related to the oil and gas business of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Robert
A. Belfer, Alan D. Berlin and Jack Saltz. During 1996 there were no compensation committee interlocks between the Company and any other entity. For a description of transactions in 1996 with Robert A. Belfer, see "Transactions with Management and Certain Shareholders" above.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared based on the following assumptions:

     1. $100 was invested in the Company's Common Stock, the S&P 500 and the Peer Group (as defined below) on March 25, 1996 at the initial public offering price of the Company's Common Stock of $19.00 per share and the closing price of the stocks comprising the S&P 500 and the Peer Group, respectively, on such date. The Company's Common Stock began trading on the New York Stock Exchange on March 26, 1996.

     2. Peer Group investment is weighted based upon the market capitalization of each individual company within the Peer Group at the beginning of the period.

     3.   Dividends are reinvested on the ex-dividend dates.

                             BELCO OIL & GAS CORP.
                           COMPARATIVE TOTAL RETURNS

Measurement Period
(Fiscal Year covered)   Belco Oil & Gas Corp.    Peer Group     S&P 500 Index
----------------------  ---------------------    ----------     ------------
Measurement Pt-3/25/96        $100.00              $100.00         $100.00

FYE 12/31/96                  $144.08              $144.56         $117.82

                                    12

     The companies that comprise the Company's current Peer Group are as follows: Barrett Resources Corporation, Cabot Oil & Gas Corp., Chesapeake Energy Corp., Cross Timbers Oil Co., Forcenergy Gas Exploration, Newfield Exploration Co., Parker and Parsley Petroleum Co., Seagull Energy Corp., United Meridien Corp., Union Pacific Resources Company, Vintage Petroleum Inc.

                                 ITEM 2.

                  RATIFICATION OF APPOINTMENT OF AUDITORS

     Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1997. The Company is advised that no member of Arthur Andersen LLP has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by Proxy and entitled to vote at the Annual Meeting. Under Nevada law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.


                                  ITEM 3.

APPROVAL  AND RATIFICATION OF THE BELCO OIL & GAS CORP. 1996 PERFORMANCE UNIT
PLAN

     The Company currently maintains the Belco Oil & Gas Corp. 1996 Performance Unit Plan (the "Performance Unit Plan"), the purpose of which is to advance the interests of the Company and its subsidiaries and their shareholders by providing long-term incentive compensation tied to increases in shareholder value to certain employees of the Company and its subsidiaries. The following summary description of the Performance Unit Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this Proxy Statement as Exhibit A.

     All employees of the Company and its subsidiaries are eligible to participate in the Performance Unit Plan, which is administered by the Stock Option Committee of the Board of Directors (the "Committee"). Prior to the beginning of each Plan Year, the Committee designates which employees will receive an award of Performance Units for the subject Plan Year, and the number of Performance Units granted to each recipient. In no event may any individual receive a grant of more than 250,000 Performance Units for a Plan Year.

     A Performance Unit has a Performance Period which is four consecutive calendar years (16 quarters) beginning with and including the calendar year for which the Performance Unit is granted. Bookkeeping accounts are maintained for Participants who received grants of Performance Units. Each Performance Unit has an initial value of $1.00.

     The payment value of a Performance Unit, referred to as the Adjusted Value or Prorated Adjusted Value, as of the Valuation Date will be determined according to the following schedule and is based on the Company's Total Shareholder Return Ranking Position during an applicable Performance Period to the Valuation Date compared to that of the Performance Peer Group:

                                   13

       Company's Total Shareholder                              Adjusted
         Return Ranking Position                                  Value

                   1. . . . . . . . . . . . . . . . .             $2.00
                   2. . . . . . . . . . . . . . . . .              1.50
                   3. . . . . . . . . . . . . . . . .              1.00
                   4. . . . . . . . . . . . . . . . .              0.75
                   5. . . . . . . . . . . . . . . . .              0.50
                   6. . . . . . . . . . . . . . . . .              0.25
             7 through 12 . . . . . . . . . . . . . .              0.00

     If the Company's cumulative Total Shareholder Return percentage for the applicable Performance Period as of a Valuation Date does not exceed the cumulative percentage return for 90-day U.S. Treasury Bills, the Performance Unit will have no value regardless of the Company's Total Shareholder Return Ranking Position.

     The method to be used to calculate Total Shareholder Return and cumulative percentage return for 90-day U.S. Treasury Bills and the determination of which companies are to be included in the Performance Peer Group are established by the Committee prior to the beginning of an applicable Performance Period or such later date as permitted by the Internal Revenue Code or applicable regulations. The Performance Peer Group is comprised of twelve companies, including the Company. If any company in the applicable Performance Peer Group ceases to be a freestanding publicly held company during an applicable Performance Period, the Committee will substitute another publicly-held company to be used for the remainder of the Performance Period, and the Total Shareholder Return of both companies will be combined into one Total Shareholder Return for the purpose of determining the Company's comparative ranking for the Performance Period.

     A Valuation Date occurs whenever payments with respect to Performance Units become payable. The regular Valuation Date is the last day of the Performance Period of a Performance Unit. A Valuation Date can occur at other times such as termination of employment or upon the determination by the Committee or the Board of Directors to terminate the Performance Unit Plan.

     When benefit payments with respect to Performance Units are made at a time earlier than the end of the applicable Performance Period because of a Participant's termination of employment due to Retirement, Death, Disability or Involuntary Termination, such payments will be based on the Prorated Adjusted Value of the Performance Units. The Prorated Adjusted Value is the product of the Adjusted Value of a Performance Unit multiplied by a proration factor, which is determined by dividing the number of completed quarters during the applicable Performance Period for the Performance Unit by the number 16. The Valuation Date for determining such payment is the last day of the Plan Year quarter coincident with or immediately preceding the date of such termination of employment. If a Participant voluntarily terminated employment or if the Company terminates a Participant's employment in a Termination for Cause, all Performance Units credited to the Participant's account are canceled and no benefit payments are made to the Participant.

     Benefit payments for Performance Units will be made in a single sum and may be made in cash, the Company's Common Stock, or a combination thereof as the Committee in its sole discretion may determine. Benefit payments under the Performance Unit Plan will be paid from the general assets of the Company. No fund or trust is established or maintained under the Performance Unit Plan for the payment of benefits.

     The Company's Board of Directors, or the Committee acting on behalf of the Board, may amend or modify the Performance Unit Plan at any time as long as it does not impair the rights of the recipient of a grant previously made without the consent of such recipient. Also, no such amendment or modification may be made without the approval of the shareholders of the Company that would: (i) change the class of Eligible Employees who may be designated to receive an award of Performance Units under the Performance Unit Plan; (ii) change the criteria used to determine the Adjusted Value to a performance measure other than Total Shareholder Return; (iii) change the schedule used to determine the Adjusted Value; (iv) increase the maximum number of Performance Units that any individual may receive in a Plan Year: or
(v) otherwise modify the material terms of the Performance Unit Plan.

                                 14

     Shareholder approval and ratification of the Performance Unit Plan is required if payments from the Performance Unit Plan are to be tax deductible as performance-based compensation under Section 162(m) of the Internal Revenue Code, enacted in 1993. Section 162(m) generally disallows a tax deduction for compensation over $1 million paid to a Named Officer, unless it qualifies as performance-based. In the event shareholders do not approve the Performance Unit Plan at the Annual Meeting, then all Performance Units granted prior to the Annual Meeting will be canceled without the payment of any amount to the holders thereof and no Performance Units will thereafter be granted under the Performance Unit Plan.

UNITS GRANTED UNDER THE PLAN

     The following units were granted under the Performance Unit Plan in 1996:

              Name           Number of 1996 Plan     Number of 1997 Plan Year
              ----          Year Units Granted (1)       Units Granted (1)
                           ----------------------   -------------------------

      Robert A. Belfer                     0                          0
      Laurence D. Belfer              50,000                     50,000
      Philip A. Epstein               25,000                     25,000
      Dominick J. Golio               25,000                     25,000
      Shiv K. Sharma                  25,000                     25,000
      All Executive Officers1         95,000                    240,000
      All Non-Employee Directors           0                          0
      All Non-Executive Officer
        Employees                     55,000                     80,000
______________________

(1) Performance units were granted at initial value of $1. The payout value is not determinable until the end of a 4-year performance period, but ranges from $0 to $2 per unit.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PERFORMANCE UNIT PLAN.

     The approval and ratification of the Performance Unit Plan shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by Proxy and entitled to vote at the Annual Meeting. Under Nevada law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved.


                                 ITEM 4.

         APPROVAL AND RATIFICATION OF THE APRIL 24, 1996 GRANT OF
               3,000 NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS

     The Company's 1996 Nonemployee Directors Stock Option Plan (the "Plan") provides that, as of the date of the Annual Meeting in each year that the Plan is in effect, each Non-Employee Director on such date shall be granted an Option to purchase 3,000 shares of the Company's Common Stock with an exercise price equal to the fair market value of such Common Stock on the New York Stock Exchange on the date of the grant. Since the initial public offering of the Company closed on March 29, 1996, the Company will hold its first Annual Meeting in 1997. In order to further the purposes of the Plan, the Company has granted to each Non-Employee Director an Option to purchase 3,000 shares of Common Stock on April 24, 1996, the date of the initial meeting of the Board of Directors, subject to shareholder approval of such grant at the 1997 Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE APRIL 24, 1996 GRANT OF 3,000 NON-EMPLOYEE DIRECTOR STOCK OPTIONS TO EACH OF THE FIVE NON-EMPLOYEE DIRECTORS.

     Approval and ratification of the April 24, 1996 grant of 3,000 Non-Employee Director Stock Option grants shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by Proxy and entitled to vote at the Annual Meeting. Under Nevada law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved.

                                  15

                               ITEM 5.

                            OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person voting the Proxy.

                         SHAREHOLDER PROPOSALS

     Any shareholder who wishes to submit a proposal for inclusion in the proxy material and or presentation at the Company's 1998 Annual Meeting of Shareholders must forward such proposal to the Secretary of the Company at the address indicated in this Proxy Statement, so that the Secretary receives it no later than December 12, 1997.

                                   By Order of the Board of Directors



                                   LAURENCE D. BELFER
                                   President, Chief Operating Officer
                                   and Secretary

April 11, 1997


                               16
                                                              EXHIBIT A

                           BELCO OIL & GAS CORP.
                       1996 PERFORMANCE UNIT PLAN

I.   PURPOSE

     Belco Oil & Gas Corp. (the "Company") hereby establishes a performance unit plan for employees of the Company and its Subsidiaries, which plan as amended from time to time shall be known as the "Belco Oil & Gas Corp. 1996 Performance Unit Plan" (the "Plan"). The purpose of the Plan is to advance the interests of the Company, its Subsidiaries, and their stockholders by providing long-term incentive compensation tied to increases in shareholder value to certain employees of the Company and its Subsidiaries.

II.  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided:

          A. "Account" means the separate account maintained under the Plan with respect to each Participant.

          B. "Adjusted Value" means the dollar amount value of Performance Units determined as of a Valuation Date.

          C. "Beneficiary" means the person, persons, trust, or other entity designated by a Participant.

          D.   "Board" means the Board of Directors of the Company.

          E. "Committee" means the Stock Option Committee of the Board which Committee is responsible for the administration of the Plan.

          F. "Employee" means any individual who is employed by the Company or a Subsidiary.

          G. "Participant" means an Employee who has received a grant of Performance Units under the Plan.

          H. "Performance Peer Croup" means those publicly held companies (designated as hereinafter provided) against which the Company's common stock performance during the Performance Period is ranked to determine the Adjusted Value of Performance Units under the Plan.

          I. "Performance Period" means a period of four consecutive Plan Years with respect to which Performance Units are granted to Employees. A separate Performance Period shall begin as of the first day of each Plan Year. Each Performance Period shall consist of sixteen (16) quarterly periods of three calendar months each.

          J. "Performance Unit" means a unit of long-term incentive compensation granted to an Employee with respect to a particular Performance Period.

          K. "Plan Year" means a consecutive twelve (12) month period beginning January 1 and ending December 31.

          L. "Prorated Adjusted Value" means the dollar amount value of Performance Units determined as of a Valuation Date which is earlier than the end of a Performance Period.

          M. "Subsidiary" means any corporation, partnership, limited liability company or partnership, association, trust, or other entity or organization that is, directly or indirectly, controlled by the Company. For purposes of the preceding sentence, an entity or organization shall be deemed "controlled by" the Company if the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled entity or organization through the ownership of more than 50% of the equity interests in such controlled entity or organization.

          N. "Total Shareholder Return" means the sum of the appreciation or depreciation in the price of a share of a company's common stock and the dividends paid, expressed on a percentage basis, as calculated in a manner determined by the Committee.

          O. "Total Shareholder Return Ranking Position" means the relative placement of the Company's common stock performance compared to the other companies in the Performance Peer Group, with a ranking of first (1st) corresponding to the company with the highest Total Shareholder Return.

          P. "Valuation Date" means the date as of which the Adjusted Value or Prorated Adjusted Value of Performance Units are determined.

III. PARTICIPANTS

     A. Designation. The designation of which Employees are to receive an award of Performance Units under the Plan shall be made with respect to each separate Plan Year, and shall be determined by the Committee in its sole discretion. Prior to the beginning of each Plan Year (or, with respect to the Plan Year that begins on January 1, 1996, as soon as practicable, but in no event later than 90 days, after the beginning of such Plan Year), the Committee shall designate which of the Employees will receive an award of Performance Units for the subject Plan Year. The Committee shall have sole authority to select such recipients from among those individuals eligible hereunder and to establish the number of Performance Units that may be awarded to each such recipient. In making such determination, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

     All such determinations and designations by the Committee shall be final and binding on all Employees. The Committee shall provide each designated Employee for a Plan Year with a written notice of any Performance Units granted to such Employee during such Plan Year. Such notice may be given at such time and in such manner as the Committee may determine from time to time. Such a designation shall be limited to the Plan Year for which it is made, and shall not create any right in the Employee to be designated as a recipient of a Performance Unit award for any subsequent Plan Year.

     B. Participation. Each Employee who has received a grant of Performance Units under the Plan and has Performance Units credited to his Account under the Plan shall be a Participant under the Plan, and shall continue as a Participant so long as there are Performance Units credited to his Account under the Plan.

IV.  GRANT OF PERFORMANCE UNITS

     The number of Performance Units to be granted to an Employee shall be determined by the Committee in accordance with the provisions of the Plan. Each such grant of Performance Units shall be made with respect to the Performance Period commencing with the Plan Year for which such grant is made, and such Performance Units shall thereafter be identified by reference to the Plan Year in which such Performance Units are granted. For example, Performance Units granted to a Participant for the 1996 Plan Year for the Performance Period beginning January 1, 1996 and ending December 31, 1999, shall be identified as 1996 Performance Units. In no case shall any Employee receive more than 250,000 Performance Units for a Plan Year. All determinations with respect to the grant of Performance Units under the Plan shall be in the sole discretion of the Committee and shall be final and binding on all Employees.

V.   VALUATION OF PERFORMANCE UNITS

     A. Participant Accounts. The Committee shall maintain, or cause to be maintained, an Account for each Participant for the purpose of accounting for the Participant's Performance Units awarded under the Plan. Such Account shall reflect the Performance Units granted to the Participant under the Plan and all adjustments to reflect charges against such Account. Since Performance Units are granted to Participants with respect to separate Performance Periods, the Committee shall also maintain within each Participant's Account such subaccounts as may be necessary to identify Performance Units granted with respect to each particular Performance Period (such as the 1996 Performance Units, the 1997 Performance Units, the 1998 Performance Units, etc. subaccounts with respect to the applicable Performance

                                 2

Periods for which such Performance Units were granted). In addition to the foregoing bookkeeping subaccounts maintained for such Participant, the Committee may maintain, or cause to be maintained, such other accounts, subaccounts, records or books as it deems necessary to properly provide for the maintenance of Accounts under the Plan, and to carry out the intent and purposes of the Plan.

     B. Adjustment of Accounts. Each Participant's Account shall be adjusted to reflect all Performance Units credited to the Participant's Account and all payments charged to the Participant's Account. Performance Units granted to a Participant shall be credited to the Participant's Account as of the date of the grant of such Performance Units and shall be credited to the applicable Performance Period subaccount within such Account to which they relate. Charges to a Participant's Account to reflect Payments with respect to Performance Units shall be made as of the date of such payments.

     C. Valuation of Performance Units. All Performance Units granted to Participants under the Plan shall be valued as follows:

          1. Initial and Continuing Value. Each Performance Unit shall have an initial value of one dollar ($1.00) as of the date of the grant of the Performance Unit. Except where the Adjusted Value or Prorated Adjusted Value of Performance Units is determined as provided under Section V.C.2. or V.C.3., each Performance Unit shall continue to have a value of one dollar ($1.00) on each date subsequent to the date of the grant of the Performance Unit.

          2. Adjusted Value. Section VI.A.1. provides for benefit payments to be made with respect to Performance Units under the circumstances described in such Section. Such payments are based on the Adjusted Value of the Performance Units as of the Valuation Date applicable to thesubject payment. The determination of the Adjusted Value of Performance Units for benefit payments under said Section as of any relevant Valuation Date shall be made based on the Company's Total Shareholder Return Ranking Position for the applicable Performance Period compared to the Performance Peer Group, based on the following schedule:

            Company's Total Shareholder
              Return Ranking Position                  Adjusted Value

                 1....................................      $2.00
                 2....................................       1.50
                 3....................................       1.00
                 4....................................       0.75
                 5....................................       0.50
                 6....................................       0.25
            7 through 12..............................       0.00

          Notwithstanding any other provision of the Plan, in the event the Company's cumulative Total Shareholder Return percentage does not exceed the cumulative percentage return for 90-day U.S. Treasury Bills, a Performance Unit will have no value regardless of the Company's Performance Peer Group ranking.

          The method to be used to calculate Total Shareholder Return and cumulative percentage return for 90-day U.S. Treasury Bills and the determination of the companies to be included in the Performance Peer Group shall be established by the Committee prior to the award of Performance Units for the applicable Performance Period. The Performance Peer Group to which the foregoing schedule relates shall be comprised of twelve companies, including the Company.

          If any company in the applicable Performance Peer Group ceases to be a publicly held company (defined as having an outstanding class of common equity securities registered under Section 12 of the Securities Exchange
Act of 1934, as amended) during the applicable Performance Period, then the Committee shall substitute another publicly held company to be used for the remainder of the Performance Period, and shall combine the Total Shareholder Return of both companies into one Total Shareholder Return to determine the Company's ranking for the Performance Period.

                                  3

          3. Prorated Adjusted Value. Section VI.A.2. provides for benefit payments to be made with respect to Performance Units under the circumstances described in such Section. Such payments are based on the Prorated Adjusted Value of the Performance Units as of the Valuation Date applicable to the subject payment. The Prorated Adjusted Value of Performance Units as of any relevant Valuation Date for benefit payments under said Section shall be determined as follows:

               a. The Adjusted Value of the Performance Units with respect to each Performance Period, as provided for in Section V.C.2. above, shall be separately determined.

               b. The "proration fraction" applicable to the Performance Units for each such Performance Period shall be determined.

               c. The Prorated Adjusted Value is the product of the Adjusted Value of the Performance Units with respect to each separate Performance Period multiplied by the proration fraction applicable to such Performance Units.

          The "proration fraction" applicable to the Performance Units for a particular Performance Period shall be determined by dividing the number of "completed quarters" during such Performance Period by the number 16. For this purpose, "completed quarters" shall be the number of elapsed calendar quarters from the first day of the Performance Period to the Valuation Date for valuing such Performance Units. For example, a Participant who received a grant of 1997 Performance Units in December, 1996 and who retires on July 31, 1999, shall have 10 "completed quarters" for the relevant Performance Period (measured from January 1, 1997 to the Valuation Date on June 30, 1999) and a "proration fraction" of 10/16ths to be multiplied by the Adjusted Value of the 1997 Performance Units determined as of the Valuation Date.

     D. Account Statements. The Committee shall provide each Participant with a statement of the status of his Account under the Plan. The Committee shall provide such statement annually or at such other times as the Committee may determine from time to time, and such statement shall be in the format as prescribed by the Committee.

VI.  PAYMENT OF BENEFITS

     Participants shall be eligible to receive benefit payments with respect to Performance Units under the circumstances described in Section VI.A. Such benefit payments, at the sole discretion of the Committee, may be made in cash, shares of the Company's common stock, or a combination of the two, and shall be made in the form of a single payment. Benefit payments to a Participant or Beneficiary shall be payable with respect to the Performance Units granted for each separate Performance Period, and the benefit payment with respect to the Performance Units for each such Performance Period shall be paid by the Company or the Subsidiary that is the employer of the Participant on the date of the payment with respect to the subject Performance Units.

     A. Eligibility for Benefit Payments. Benefit payments with respect to Performance Units shall be paid under the following circumstances:

          1. Expiration of Performance Period. Upon the expiration of each erformance Period, all Performance Units granted with respect to such Performance Period that have not been canceled prior to the expiration of such Performance Period shall mature and benefit payments with respect to such Performance Units shall become payable. A Participant who has remained an Employee continuously from the date of the grant of the Performance Units for a Performance Period through the last day of such Performance Period shall be eligible to receive a benefit payment equal to the Adjusted Value, as provided for in Section V.C.2., of the Performance Units credited to his Account with respect to and as of the close of such erformance Period. The Valuation Date for determining such Adjusted Value shall be the last day of the applicable Performance Period.

          2. Certain Terminations of Employment. A Participant who has remained an Employee continuously from the date of the grant of the Performance Units credited to his Account until a termination of employment due to one of the following events shall be eligible for a benefit payment with respect to such Performance Units according to the provisions of this
Section VI.A.2.

                                  4

               a. Retirement: The Participant terminates employment as an Employee after attaining the age of 65.

               b. Death: The Participant's employment as an Employee terminates by reason of death. Any benefit payable under this Plan by reason of such death shall be paid to the Participant's Beneficiary.

               c. Disability: The Participant's employment as an Employee terminates by reason of a disability that qualifies him or her for a disability benefit under the Company's long-term disability plan; provided, however, that if such Participant is not eligible to participate in such plan, then such Participant shall be considered to have terminated his or her employment by reason of a disability if he or she is permanently and totally unable to perform his or her duties for the Company or any of its Subsidiaries as a result of any medically determinable physical or mental impairment as supported by a written medical opinion to the foregoing effect by a physician selected by the Committee.

               d. Involuntary Termination: The Participant's employment as an Employee is terminated by the Company, provided that such termination is not a Termination for Cause (as such term is hereinafter defined) or a termination by reason of death or disability.

     The benefit payment payable to or with respect to a Participant who incurs a termination of employment under this Section VI.A.2. shall be equal to the Prorated Adjusted Value of the Performance Units, as provided for in
Section V.C.3., credited to the Participant's Account as of such termination ofemployment. The Valuation Date for determining such Prorated Adjusted Value shall be the last day of the Plan Year quarter coincident with or immediately preceding the date of the subject termination of employment.

          3. Payment in the Event of Termination of the Plan. In the event of termination of the Plan under Section IX.C., all Performance Units granted to Participants that have not been canceled as of the date of such termination shall become immediately payable as if the Performance Period (16 quarters) had been completed, and benefit payments will be made to Participants equal to the Adjusted Value as provided for in Section V.C.2. In the event of termination of the Plan by the Board, or the Committee, under Section IX.B., Performance Units granted to Participants that have not been canceled as of the date of such termination shall become immediately payable as if the Performance Period (16 quarters) had been completed, and benefit payments will be made to Participants equal to the Adjusted Value as provided for in Section V.C.2.; provided, however, that the Committee may, in its sole discretion, determine that the benefit payment with respect to such Performance Units shall be equal to the Prorated Adjusted Value as provided for in Section V.C.3. based on the actual Performance Period quarters completed. The Valuation Date for determining the Adjusted Value or Prorated Adjusted Value shall be the last day of the Performance Period quarter coincident with or immediately preceding the date of the termination of the Plan.
Notwithstanding the preceding provisions of this Section VI.A.3., no payment shall be made with respect to any Performance Units if the termination of the Plan is a result of the failure of the stockholders of the Company to approve the Plan pursuant to Section X.G.

     B. Time of Payment. A benefit payment made to or with respect to a Participant pursuant to the provisions of Section VI.A. shall be made as soon as practicable following the date of the event giving rise to such benefit payment.

     C. Cancellation of Performance Units. Performance Units credited to Participants' Accounts under the Plan shall be canceled whenever payments are made with respect thereto. If a Participant incurs a termination of employment for any reason other than the events described in Section VI.A.2., including if the Company terminates a Participant's employment in a Termination for Cause, all Performance Units credited to the Participant's Account under the Plan shall be canceled and the Participant shall not be entitled to receive any payments with respect thereto.

     "Termination for Cause" shall mean the Company's termination of an Employee's employment because such Employee (i) has engaged in gross negligence or willful misconduct in the performance of his or her duties with respect to the Company or any of its Subsidiaries, (ii) has been convicted of a felony (which, through lapse of time or otherwise, is not subject to appeal), (iii) has willfully refused without proper legal reason to perform his or her duties and responsibilities to the Company or any of its Subsidiaries, (iv) has breached any material provision of a written employment agreement or corporate policy or code of conduct established by the Company and/or any of its Subsidiaries, or (v) has willfully engaged in conduct that he or she knows or should know is materially injurious to the Company or any of its Subsidiaries.

                                    5

     Following the cancellation of Performance Units pursuant to this Section VI.C., no benefit payments shall be payable with respect to such canceled Performance Units.

VII. ADMINISTRATION

     A. Plan Administration. The Committee shall be the "plan administrator" for the Plan and, as such, shall administer the Plan and shall have the authority to exercise the powers and discretion conferred on it by the Plan. The Committee shall also have such other powers and authority necessary or proper for the administration of the Plan, as shall be determined from time to time by the Committee. Notwithstanding the foregoing, the Committee may delegate to any agent, attorney, accountant, or other person selected by it, any power or duty vested in, imposed upon, or granted to it under the Plan. The Committee may adopt such rules and regulations for the administration of the Plan as it shall consider necessary and appropriate and shall have full power and authority to enforce, construe, interpret, and administer the Plan. All interpretations under the Plan and all determinations of fact made in good faith by the Committee shall be final and binding on all Employees, Participants, Beneficiaries, and all other interested persons. Only the Committee shall determine who shall be a Participant in the Plan and make decisions concerning the timing, pricing, and amount of Performance Units granted under the Plan. The Committee shall certify in writing prior to the payment of any benefit hereunder that the performance goal associated with the Performance Unit giving rise to such payment was in fact satisfied. For purposes of the preceding sentence, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

     B. Finality of Determinations. All determinations of the Committee as to any matter arising under the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all interested parties.

     C. Expenses of Administration. The expenses relating to the administration of the Plan shall be paid by the Company and its Subsidiaries, and such expenses shall be allocated among such entities as determined by the Committee.

     D. Rights of the Company to Inspect the Records of the Plan. The Company may at its own expense at any time cause an examination of the books and records of the Plan to be made by such attorneys, accountants, auditors, or other agents as it shall select for that purpose, and may cause a report of such examination to be made.

VIII.     FUNDING

          It is intended that the Company and its Subsidiaries are under an obligation to make the benefit payments provided for under the Plan, if and when such payments become due and payable to their respective Employees under the terms of the Plan. All amounts paid under the Plan shall be paid either in cash, in shares of the Company's common stock, or a combination of the two from the general assets of the Company and its Subsidiaries (as applicable). Performance Units shall be reflected on the accounting records of the Company, as provided for under the Plan, but such records shall not be construed to create, or require the creation of, a trust, custodial, or escrow account with respect to any Participant. No Participant shall have any right, title, or interest whatsoever in or to any assets, investment reserves, accounts, or funds that the Company and/or its Subsidiaries may purchase, establish, or accumulate to aid in providing the benefit payments described in the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company (and/or any of its Subsidiaries) and a Participant or any other person. Participants and Beneficiaries shall not acquire any interest under the Plan greater than that of an unsecured general creditor of the Company and its Subsidiaries, as applicable.

IX.  AMENDMENT; TERMINATION; MERGER

     A. Amendment of the Plan. The Board, or the Committee acting on behalf of the Board, may amend or modify the Plan at any time and in any manner; provided that no change in any grant theretofore made may be made that would impair the rights of the recipient of such grant without the consent of such recipient; and provided further, that, without the approval of the stockholders of the Company, no such amendment or modification shall be made that would:

          1. change the class of individuals who may be designated to receive an award of Performance Units under the Plan;

                               6

          2. change the criteria used to determine the Adjusted Value to a performance measure other than Total Shareholder Return;

          3.   change the schedule used to determine the Adjusted Value;

          4. increase the maximum number of Performance Units that any Employee may be awarded in a Plan Year; or

          5.   otherwise modify the material terms of the Plan.

     Amendments to the Plan shall be evidenced by a written instrument describing such amendments and the effective date of such amendments.

     B. Termination of the Plan. The Board, or the Committee acting on behalf of the Board, may terminate the Plan at any time. Any such termination may be as to the Plan as a whole, or as to any employing entity's participation in the Plan. A Plan termination shall be evidenced by a written instrument describing any special provisions relating to the Plan termination and the effective date of the termination.

     C. Merger, Consolidation or Acquisition. In the event of a merger, consolidation or acquisition where the Company is not the surviving corporation (or the Company survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of the Company), the Plan shall terminate at the time of such event. The Plan termination shall be evidenced by a written instrument describing any special provisions relating to the Plan termination and the effective date of the termination.

X.   GENERAL PROVISIONS

     A. Beneficiary Designation. A Participant shall be deemed to have designated as his Beneficiary to receive any benefit payable under Section VI.A.2.b. upon the death of the Participant, such person, persons, trust, or other entity as he has designated as a beneficiary(ies) to receive any lump sum death benefit payment under the Company's group life insurance plan ("Life Plan"). If more than one beneficiary has been designated under the Life Plan, the benefit payments under Section VI.A.2.b. of the Plan shall be paid in the same distributive shares among such beneficiaries as is designated under the Life Plan. If the Participant is not covered under the Life Plan, or if he does not have a beneficiary designation in effect under the Life Plan, the Participant's Beneficiary under this Plan shall be his or her estate. If the Participant wishes to designate a different Beneficiary than that under the Life Plan, then written notification to the Committee by the Participant is required.

     B. Nontransferability. Participants and Beneficiaries shall have no rights by way of anticipation or otherwise to assign, transfer, pledge, or otherwise dispose of an interest under the Plan, nor shall rights be assigned or transferred by operation of law.

     C. Employment Relationship. For all purposes of the Plan, a Participant shall be considered to be in the employment of the Company as long as he or she remains employed on a full-time basis by the Company or any of its Subsidiaries. Nothing in the adoption of the Plan, nor the award of Performance Units, or crediting of amounts with respect thereto shall confer on any person the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement, the employment of each Participant shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Participant's employer for any reason whatsoever, with or without cause. Any question as to whether and when there has been a termination of a Participant's employment, and the reason for such termination, shall be determined solely by the Committee, and its determination shall be final and conclusive.

     D. Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, such provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

     E. Withholding of Taxes. The Company and its Subsidiaries shall have the right to deduct from all payments made under the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

                                7

     F. Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of Nevada, except to the extent such laws are preempted by any applicable federal law.

     G. Effective Date of Plan; Stockholder Approval. The Plan shall be effective for Performance Periods beginning on or after January 1, 1996. Notwithstanding any provision in the Plan to the contrary, no benefit shall be paid hereunder to any Participant unless and until the Plan is approved by the stockholders of the Company after such time as the Company becomes a "publicly held corporation" within the meaning of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. In the event that the Plan is not so approved on or before the date of the first meeting of the Company's stockholders at which directors are to be elected that occurs after the Company becomes such a publicly held corporation, then all Performance Units granted prior to such meeting shall be canceled without the payment of any amount to the holders thereof and no Performance Units shall thereafter be granted under the Plan.

                                    8